EXHIBIT 23.1
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of our report dated February 10, 1998, except for the information describing the three-for-two stock split in Note 1 and Note 3 as to which the date is February 23, 1998, with respect to the financial statements of International Telecommunication Data Systems, Inc. included in its Annual Report (Form 10-K) for the year ended
         December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

         Stamford, Connecticut
         March 6, 1998